Exhibit 24.1

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John P. Hester and Roy R. Centrella, and each of them (with full power of each to act alone), severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and to execute in his or her name, place, and stead (individually and in any capacity stated below) a registration statement on Form S-3 covering the registration of $100 million of common stock, to be sold at a price not less than $45 per share, through an equity shelf program for Southwest Gas Corporation (“Registration Statement”), and any and all amendments to the Registration Statement, and all documents and instruments necessary or advisable in connection therewith, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental regulatory authority), each of said attorneys-in-fact and agents to have power to act with or without the others and to have full power and authority to do and to perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: November 14, 2014

/s/ Michael J. Melarkey	/s/ Michael O. Maffie
Michael J. Melarkey, Chairman	Michael O. Maffie, Director

/s/ Robert L. Boughner	/s/ Anne L. Mariucci
Robert L. Boughner, Director	Anne L. Mariucci, Director

/s/ José A. Cárdenas	/s/ Jeffrey W. Shaw
José A. Cárdenas, Director	Jeffrey W. Shaw, Director

/s/ Thomas E. Chestnut	/s/ A. Randall Thoman
Thomas E. Chestnut, Director	A. Randall Thoman, Director

/s/ Stephen C. Comer	/s/ Thomas A. Thomas
Stephen C. Comer, Director	Thomas A. Thomas, Director

/s/ LeRoy C. Hanneman	/s/ Terrence L. Wright
LeRoy C. Hanneman, Director	Terrence L. Wright, Director